UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011 (January 19, 2011)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 Airport Road Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
         ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
         ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
         ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company's Board of Directors has elected Ron W. Allen and Larry D. Leinweber to its Board of Directors, effective January 19, 2011.

Mr. Allen has been a Director of The Coca-Cola Company since 1991. Mr. Allen is an Advisory Director of Delta Air Lines, Inc., a major U.S. air transportation company. From July 1997 through July 2005, Mr. Allen was a consultant to and an Advisory Director of Delta. He retired as Delta's Chairman of the Board, President and Chief Executive Officer in July 1997. He is a Director of Aaron's, Inc., Aircastle Limited, and Guided Therapeutics, Inc.

Mr. Leinweber is President and Chief Executive Officer of New World Systems, where he is responsible for product strategy, strategic direction, and organization development. Mr. Leinweber has over 30 years of executive management and operations management experience in the software and technology industry.

There are no arrangements or understandings between Mr. Allen and Mr. Leinweber and any other persons pursuant to which Mr. Allen and Mr. Leinweber were selected as directors.  There have been no transactions since the beginning of the Company's last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant, in which the amount involved exceeds $120,000, and in which Mr. Allen and Mr. Leinweber have, or will have, a direct or indirect material interest. Mr. Allen and Mr. Leinweber do not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer. The Board has determined that Mr. Allen and Mr. Leinweber are independent directors under applicable NASDAQ rules.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished as part of this Report.

No.	Exhibit
99.1	Press Release of Forward Air Corporation dated January 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: January 19, 2011	By:	/s/ Matthew J. Jewell
Matthew J. Jewell Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

No.	Exhibit
99.1	Press Release of Forward Air Corporation dated January 19, 2011